UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 14, 2014 (August 8, 2014)

American Realty Capital New York City REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-194135	46-4380248
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor

New York, New York 10022

(Address, including zip code, of Principal Executive Offices)

(212) 415-6500

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The Laurel Condominium

On August 8, 2014, American Realty Capital New York City REIT, Inc. (the “Company”), through its wholly-owned subsidiary, entered into a purchase and sale agreement (the “Agreement”) to acquire three commercial condominium units (together, the “Unit”) located at 400 East 67th Street in the Upper East Side neighborhood of Manhattan. The seller of the Unit is USPF IV Laurel Retail Owner, L.P. (the “Seller”). The Seller has no material relationship with the Company, our operating partnership, our sponsor or advisor or any of their respective affiliates.

Pursuant to the terms of the Agreement, the Company’s obligation to close the acquisition of the Unit is subject to certain customary closing conditions. The Agreement contains customary representations and warranties by the Seller. Although the Company believes that the acquisition of the Unit is probable, there can be no assurance that the acquisition of the Unit will be consummated.

The contract purchase price for the Unit is $76.0 million, exclusive of closing costs. The Company has made a $7.6 million nonrefundable deposit. The Company intends to fund the purchase price with proceeds from its ongoing initial public offering. The Company may seek financing for the Unit at or after closing from a lender yet to be identified. There is no assurance that the Company will be able to secure financing on terms that it deems favorable or at all.

The Unit contains 58,750 rentable square feet and is 100% leased to three tenants: Cornell University, which represents 58% of annualized cash base rent, TD Bank, N.A., which represents 23% of annualized cash base rent, and Quik Park East 67th Street LLC (“Quik Park”), which represents 19% of annualized cash base rent.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and annualized cash base rent for each of such three tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Annualized Cash Base Rent (in thousands)	Rental Escalations	Renewal Options
Cornell University	September 2008	June 2024	29,321	$2,300.0	15% every five years	3-5 year options
TD Bank, N.A.	March 2010	September 2025	3,420	$894.9	9% every three years	3-5 year options
Quik Park	March 2009	November 2021	26,009	$775.0	3% annual average increase	2-5 year options

 A copy of the press release announcing the Company’s entry into the Agreement to acquire the Unit is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated August 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK CITY REIT, INC.

Date: August 14, 2014	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and
Chairman of the Board of Directors